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                        CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the registration statements of Columbia/HCA Healthcare Corporation (including its predecessors) on Form S-3 (File Nos. 33-52379 and 33-50985) of our report (which includes an explanatory paragraph on a change in accounting for income taxes) dated February 28, 1994, on our audit of the consolidated financial statements and financial statement schedules of Columbia Healthcare Corporation as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.

   We also consent to the incorporation by reference in the registration statements of Columbia/HCA Healthcare Corporation (including its predecessors) on Form S-3 (File Nos. 33-52379 and 33-50985) of our report (which includes explanatory paragraphs regarding the merger of Columbia Healthcare Corporation and HCA - Hospital Corporation of America and a change in accounting for income taxes) dated February 28, 1994, except for Note 15, as to which the date is March 24, 1994, on our audit of the supplemental consolidated financial statements and financial statement schedules of Columbia/HCA Healthcare Corporation as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.




COOPERS & LYBRAND
Louisville, Kentucky
March 31, 1994